SUPERIOR
DRILLING PRODUCTS

NEWS RELEASE

1583 S. 1700 E. • Vernal, UT 84078 • (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Plans to Triple Drill-N-Ream® Tool Fleet in Middle East by End of First Quarter 2019

Improving availability of tool to drive market share

VERNAL, UT, December 5, 2018 - Superior Drilling Products, Inc. (NYSE American: SDPI) ("SDP" or "Company"), a designer and manufacturer of drilling tool technologies, today announced its plans to triple its Drill-N-Ream® well bore conditioning tool (DnR) fleet in the Middle East. The Company expects to have approximately 60 tools located in the market by the end of the first quarter.

Troy Meier, Chairman and CEO of SDP, commented, "We have successfully completed our first year of market evaluation, and we now must rapidly build up our fleet in the Middle East to address growing market demand. The establishment of our new market development partner and recently executed service agreement enable us to efficiently facilitate the deployment of the DnR while ensuring quality repair and maintenance. Strong interest throughout the region has been validated by customer requests for the tool and accelerating adoption of the technology."

The DnR is a unique drilling tool technology that conditions the well bore simultaneously while drilling, driving efficiencies by reducing days on well, increasing penetration rates and extending the life of the bottom hole assembly. Globally, the DnR is increasing market acceptance with leading operators and service companies standardizing on the tool.

About Superior Drilling Products, Inc.
Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers' custom products. The Company's strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements
This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, the rate at which the Company penetrates the Middle East market, plans and objectives of management, are forward-looking statements. The use of words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project", "forecast," "should" or "plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying

words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company's financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company's effectiveness at executing its business strategy and plans, to include expansion into the Middle East. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the status of the oil & gas industry, geopolitical events, the environmental effort to reduce the use of carbon based energy, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company's plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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